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                                                                      Exhibit 99


FOR IMMEDIATE RELEASE                              For Additional Information
                                                   David Fraedrich
                                                   Executive Vice President
                                                     and Chief Financial Officer
                                                   (740) 753-1951


                      ROCKY SHOES & BOOTS, INC. ANNOUNCES
                            STOCK REPURCHASE PROGRAM


NELSONVILLE, OHIO (AUGUST 31, 1998) Rocky Shoes & Boots, Inc. (NASDAQ: RCKY) today announced the Board of Directors has authorized the repurchase of up to 300,000 shares of the Company's common stock during the next 12 months. The purchases may be made on the open market or in privately negotiated transactions, depending upon market conditions. Purchases will be funded from cash flow from operations and existing credit facilities. There were 5,465,415 common shares outstanding on August 5, 1998.

Mike Brooks, Chairman and Chief Executive Officer, stated "The share repurchase program reflects our confidence in the Company's current performance and long-term growth opportunities. The Board of Directors believes that the recent valuation of the Company's common stock represents an attractive opportunity to enhance long-term shareholder value through stock repurchases."

Except for the historical information in this press release, there are forward-looking statements herein, including, but not limited to, confidence in the Company's current performance and long-term growth opportunities (paragraph two) and belief that the recent valuation represents an attractive opportunity to enhance long-term shareholder value through stock repurchases (paragraph two), which statements involve risks and uncertainties, including demand for the Company's products, quarterly fluctuations in results, the management of growth, and other risks detailed from time to time in the Company's Securities and Exchange Commission filings, including the Company's Form 10-K for the year ended December 31, 1997. Actual results may differ materially from management's expectations.

Rocky Shoes & Boots, Inc. designs, develops, manufactures and markets premium quality rugged outdoor, occupational and handsewn casual footwear. The Company's footwear is marketed through several distribution channels, primarily under the registered trademark, ROCKY(R).

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